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                                                                   Exhibit 10.27

                      MACQUARIE INFRASTRUCTURE COMPANY LLC

                                     - AND -

                               BALFOUR BEATTY PLC

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                            PARENT COMPANY GUARANTEE

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THIS GUARANTEE is made the 22nd day of December, 2004

BETWEEN:

(1) MACQUARIE INFRASTRUCTURE COMPANY LLC, whose principal executive office is at 600 Fifth avenue, 21st floor, 10020 NY, USA (formerly Macquarie Infrastructure Assets LLC) (hereinafter called "MICL" or the "GUARANTOR"); and

(2) BALFOUR BEATTY PLC, whose registered office is at 130 Wilton Road, London SW1W 1LQ (hereinafter called "BB").

WHEREAS:

(A) Under a parent company guarantee dated 26 March 1996, as amended and restated on 30 April 2003, between BB and Macquarie European Infrastructure Plc ("MEIP") (the "Parent Company Guarantee"), MEIP agreed to guarantee (1) the due performance by Macquarie Yorkshire Limited ("MYL") of a shareholders' agreement dated 26 March 1996, as amended and restated on 30 April 2003, between MYL, BB, Yorkshire Link (Holdings) Limited ("YLHL"), Yorkshire Link Limited ("YLL") and MEIP (the "Shareholders' Agreement") and
     (2) the due performance by Macquarie Infrastructure (UK) Limited ("MIUK") of a technical services agreement dated 26 March 1996 between YLL, MIUK and BB (the "Technical Services Agreement") and a secondment agreement dated 26 March 1996, as amended and restated on 30 April 2003, between YLL, BB and MIUK (the "Secondment Agreement").

(B)  On 10 March 2004 the Technical Services Agreement was terminated.

(C) YLL changed its name to Connect M1-A1 Limited on 2 June 2004 ("Connect"); YLHL changed its name to Connect M1-A1 Holdings Limited ("Connect Holdings") on 2 June 2004.

(D) Pursuant to a share purchase agreement entered into between MEIP and MICL on or around the date hereof (the "Share Purchase Agreement"), MEIP will sell and MICL will purchase the 5,000,000 ordinary shares owned by MEIP in MYL (the "Transaction").

(E) Prior to Completion (as defined in the Share Purchase Agreement), MICL intends to notify MEIP that it wishes to nominate Macquarie Yorkshire LLC ("MY LLC") as the transferee of the Shares (as defined in the Share Purchase Agreement) pursuant to paragraph 1 of Schedule 5 of the Share Purchase Agreement.

(F) As a result of the Transaction MEIP wished to be released and discharged from the Shareholders' Agreement and the parties agreed to the novation of the Shareholders' Agreement. BB, MEIP, MYL, Connect, Connect Holdings, MY LLC and MICL entered into a deed of novation of the Shareholders' Agreement on or around the date hereof (the "Shareholders' Agreement Novation") pursuant to which the Shareholders' Agreement was terminated and replaced by a replacement shareholders' agreement between BB, MY LLC, MYL, Connect and Connect Holdings (the "Replacement Shareholders' Agreement").

(G) As a result of the Transaction MIUK wished to be released and discharged from the Secondment Agreement and the parties agreed to the novation of the Secondment Agreement. BB, MIUK, Connect, MYL and MICL entered into a deed of novation of the Secondment Agreement on or around the date hereof (the "Secondment Agreement Novation") pursuant to which the Secondment Agreement was terminated and replaced by a replacement secondment agreement between BB, MYL and Connect (the "Replacement Secondment Agreement").


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(H)  On or around the date hereof, BB entered into a deed of release with MEIP under which MEIP was released from its obligations under the Parent Company Guarantee.

(I) Pursuant to the Replacement Shareholders' Agreement, the parties have agreed to enter into this guarantee and the Guarantor has agreed to guarantee to BB (1) the due performance by MY LLC of its obligations under the Shareholders' Agreement Novation and (2) the due performance by MYL of its obligations under the Replacement Shareholders' Agreement, the Secondment Agreement Novation, and the Replacement Secondment Agreement (together the "Relevant Contracts").

NOW THIS DEED WITNESSES as follows:

1. The Guarantor hereby unconditionally and irrevocably guarantees to and covenants with BB that:

     (a) MYL and MY LLC will well and truly perform and observe all obligations, terms, provisions, conditions and stipulations mentioned or described in the Relevant Contracts to which they are a party or to be implied therefrom on its/their part to be so performed and observed according to the true purport, intent and meaning hereof; and

     (b) if for any reason whatsoever and in any way MYL or MY LLC shall fail to perform the same, then the Guarantor shall, upon receipt of a notice in writing from BB, take over from MYL or MY LLC (as appropriate) and shall forthwith perform and observe or cause to be performed and observed such obligations, terms, provisions, conditions and stipulations as aforesaid so far as and to the extent MYL or MY LLC (as appropriate) was liable to perform and observe them and shall to the same extent be responsible to BB as principal and not merely as surety for MYL or MY LLC (as appropriate) for the payment by them of all sums of money, losses, damages, costs, charges and expenses that may become due or payable to BB by reason or in consequence of the acts or defaults of MYL or MY LLC (as appropriate) in the performance or observance of the Relevant Contracts.

     Provided that under no circumstance whatsoever shall the liabilities of the Guarantor, MYL and MY LLC pursuant to this Guarantee and the Relevant Contracts either individually or when aggregated together hereunder exceed the liability which MYL or MY LLC has under the Relevant Contracts.

     Such notices as aforesaid shall be signed by Christopher R. O'N. Pearson, Company Secretary of BB, a copy of whose signature is attached hereto as
     Schedule 1 (or his respective successor in post whose name and specimen signature must be advised to the Guarantor and authenticated by the Company Secretary of BB for the time being).


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2.   Notices in writing of such failure to perform as aforesaid may from time to time be sent by BB to the Guarantor at 600 Fifth Avenue, 21st Floor, 10020 NY, USA by either registered mail (and shall be regarded as being received personally by the Guarantor five days after their posting by BB) or delivered personally to the Guarantor at its aforementioned address and regarded as delivered at the time of delivery. Each notice of such failure to perform shall specify the failure.

3. As between BB and the Guarantor notices in writing of default as aforesaid shall be conclusive evidence of MYL's or MY LLC's default in performance or observance of any of their outstanding obligations under the Relevant Contracts.

4. The obligations of the Guarantor hereunder are primary and not by way of surety only and the Guarantor shall not be entitled as against MYL or MY LLC to any right of set off or counterclaim whatsoever and howsoever arising.

5.   This Guarantee is irrevocable and shall not be assigned by either party.

6. The Guarantor shall not in any way be released or discharged or otherwise absolved of liability hereunder by reason of any of the following (whether or not the Guarantor has notice thereof):

     (a) any alteration amendment or variation in the terms of the Relevant Contracts;

     (b) any indulgence forgiveness or forbearance shown by BB towards MYL or MY LLC whether as to payment or time for payment of any arrangement entered into or composition accepted by BB or otherwise modifying (by operation of law or otherwise) the rights and remedies of BB under the Relevant Contracts or hereunder with regard to payment or time for payment or otherwise changing the obligations of either party under the Relevant Contracts;

     (c)  any action lawfully taken by BB to determine the Relevant Contracts;

     (d)  any change in the relationship between the Guarantor and MYL or MY
          LLC;

     (e) any disability or incapacity or change in status or constitution of MYL, MY LLC or the Guarantor;

     (f) the liquidation or dissolution or insolvency of any of the parties referred to herein or any receivership administration moratorium composition of creditors claims or other analogous event effecting such parties or any of their property or assets; and

     (g) any failure or delay to assert any of BB's rights under this Guarantee.


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7.   Any waiver by BB of the terms of this Guarantee or any consent or approval given by BB shall only be effective if given in writing and then only for the purpose and upon the terms and conditions if any on which it is given.

8. If at any time one or more of the provisions of this Guarantee is or becomes invalid or otherwise unenforceable in any respect neither the validity or enforceability of the remaining provisions of this Guarantee nor the validity or enforceability of such provision under the law shall in any way be affected or impaired as a result.

9. Terms and conditions used in this Guarantee shall bear the same meaning as in the Replacement Shareholders' Agreement where such have a specific meaning ascribed to them.

10. The Guarantor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this guarantee. Such agent shall be MYL of Level 29 and 30, 1 Ropemaker Street, London EC2Y 9HD and any judgment or other notice of legal process shall be sufficiently served on the Guarantor if delivered to such agent at its address for the time being. The Guarantor agrees to inform BB in writing of any change of address of such process agent within 28 days of such change. If such process agent ceases to be able to act as such or to have an address in England, the Guarantor irrevocably agrees to appoint a new process agent in England and to deliver to BB within 14 days a copy of a written acceptance of appointment by the process agent.

11. This Deed shall be governed by and construed in accordance with the laws of England and shall be submitted to the exclusive jurisdiction of the English Courts.

In witness whereof the Guarantor and BB have executed this document as a Deed the day and year first before written.

MACQUARIE INFRASTRUCTURE COMPANY LLC

EXECUTED and DELIVERED by              )    /s/ Peter Stokes
                                       )    ------------------------------------
                                       )    Name(s): Peter Stokes
                                       )    Authorised Signatory/Signatories
as authorised signatory on behalf of
Macquarie Infrastructure Company
LLC and thereby executed by it as
a Deed

BALFOUR BEATTY PLC

EXECUTED as a Deed by Balfour          )    /s/ A. L. P. Rabin
Beatty PLC acting by                   )    ------------------------------------
                                       )    Name: A. L. P. Rabin
                                       )    Director
and                                    )

                                            /s/ C.R. O'N Pearson
                                            ------------------------------------
                                            Name: C.R. O'N Pearson
                                            Secretary


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                                   SCHEDULE 1

          SPECIMEN SIGNATURE OF COMPANY SECRETARY OF BALFOUR BEATTY PLC

The following signature is the specimen signature of the Company Secretary of Balfour Beatty plc who is authorised to issue notices under paragraph 1(b) of the Parent Company Guarantee:


Name: C.R. O'N Pearson                      Signature: /s/ C.R. O'N Pearson


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